Exhibit 10.1

WAIVER TO

REVOLVING CREDIT AND TERM LOAN AGREEMENT

THIS WAIVER TO REVOLVING CREDIT AND TERM LOAN AGREEMENT, dated as of August 29, 2013 (this “Waiver”), is made by and among JTH HOLDING, INC., a Delaware corporation (the “Borrower”), SUNTRUST BANK, in its capacity as administrative agent (the “Administrative Agent”) for the Lenders (as defined in the Credit Agreement defined below) and as issuing bank (the “Issuing Bank”) and swingline lender (the “Swingline Lender”), the Lenders party hereto, JTH TAX, INC., a Delaware corporation (“JTH”), LTS PROPERTIES, LLC, a Virginia limited liability company (“Properties”), LTS SOFTWARE INC., a Virginia corporation (“Software”), WEFILE INC., a Virginia corporation (“Wefile”), JTH FINANCIAL, LLC, a Virginia limited liability company (“JTH Financial”), and JTH PROPERTIES 1632, LLC, a Virginia limited liability company (“1632,” and together with JTH, Properties, Software, Wefile and JTH Financial, collectively, the “Subsidiary Loan Parties,” and together with the Borrower, collectively, the “Loan Parties,” and individually, a “Loan Party”).

RECITALS:

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to the Revolving Credit and Term Loan Agreement, dated as of April 30, 2012, as amended by the Waiver and Amendment to Revolving Credit and Term Loan Agreement, dated as of December 19, 2012, as amended by the Supplement and Joinder Agreement, dated as of December 28, 2012, as amended by the Waiver to Revolving Credit and Term Loan Agreement, dated as of March 8, 2013, as amended by the Standstill Agreement dated as of August 6, 2013 (as further amended, supplemented, amended and restated or otherwise modified through the date hereof, the “Credit Agreement”).  Capitalized terms defined in the Credit Agreement and undefined herein shall have the same defined meanings when such terms are used in this Waiver;

WHEREAS, the Borrower has undertaken a review of its accounting policies in response to comments that the Borrower received from the staff of the Securities and Exchange Commission’s Division of Corporation Finance (the “Staff”), predominately focused on the Borrower’s accounting policies related to the timing of the Borrower’s recognition of franchise fee revenue for both territory and area developer sales;

WHEREAS, based upon this ongoing review and resulting accounting policy changes being implemented by the Borrower, the Borrower is restating its previously issued financial statements contained in the Company’s Annual Report on Form 10-K for the Fiscal Year ended April 30, 2012, and its quarterly reports on Form 10-Q for the subsequent Fiscal Quarters ended July 31, 2012, October 31, 2012 and January 31, 2013 (collectively, the “Affected Periods”);

WHEREAS, both (i) the amount of time that will be required for the Borrower and its accountants to complete the accounting policy review, resolve the Staff’s comments, implement accounting policy changes (including prospective and retroactive changes in the

Borrower’s revenue recognition policies) and quantify the specific adjustments that need to be made to restate the financial statements for the Affected Periods, and (ii) the resulting restatement of the Borrower’s financial statements for the Affected Periods, have caused and will cause the Borrower to be and to have been noncompliant with one or more provisions of the Credit Agreement relating to (a) the Borrower’s obligation to timely deliver financial reports and information to the Administrative Agent and the Lenders and to file financial reports with Governmental Authorities with respect to its annual financial statements for Fiscal Year 2013 and its quarterly financial statements for the Fiscal Quarter ended July 31, 2013, and (b) the accuracy and compliance with GAAP of financial information previously provided by the Borrower to the Administrative Agent and the Lenders with respect to the Affected Periods under the Credit Agreement (and the accuracy of financial calculations and certifications based upon such financial information) (collectively, the “Financial Noncompliance Matters”); and

WHEREAS, the Borrower and the other Loan Parties have requested that the Administrative Agent and the Lenders waive their right to declare any Default or Event of Default with respect to the Financial Compliance Matters; and

WHEREAS, pursuant to Section 10.2(b) of the Credit Agreement, the Administrative Agent and the Required Lenders have agreed, subject to the terms and conditions hereinafter set forth, to grant a limited waiver with respect to the Financial Noncompliance Matters.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby agree as follows:

1.             Incorporation of Recitals.  The foregoing recitals to this Waiver are incorporated in and made a part of this Waiver to the same extent and the same effect as if fully set forth herein.

2.             Waiver.  Subject to the terms and conditions of this Waiver (including, without limitation, Section 3 and Section 4), each of the Lenders and the Administrative Agent hereby waives its right to declare a Default or an Event of Default under the Credit Agreement with respect to the Financial Noncompliance Matters.  The foregoing shall not relieve the Borrower or any other Loan Party of their obligations to comply with the provisions of the Credit Agreement other than with respect to the limited breaches in respect of the Financial Noncompliance Matters.

3.             Financial Statements.  The Borrower will deliver to the Administrative Agent and each Lender:

(a)           not later than September 16, 2013, unaudited consolidating balance sheets of the Borrower and its Subsidiaries as of the end of the Fiscal Year ended April 30, 2013, and the related unaudited consolidating statement of income and consolidating cash flows of the Borrower and its Subsidiaries for such Fiscal Year;

(b)           not later than September 23, 2013, an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the Fiscal Quarter ended July 31,

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2013, and the related unaudited consolidated statement of income and consolidated statement of cash flows of the Borrower and its Subsidiaries for such Fiscal Quarter and the then elapsed portion of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower’s previous Fiscal Year;

(c)           not later than seven days after the delivery of the financial statements referred to in clause (b) above, a Compliance Certificate signed by the principal executive officer and the principal financial officer of the Borrower, with respect to the period covered by such financial statements;

(d)           not later than September 30, 2013, a copy of the annual audited report for the Fiscal Year ended April 30, 2013 for the Borrower and its Subsidiaries, containing a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows (together with all footnotes thereto) of the Borrower and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and reported on by KPMG LLP or other independent public accountants of nationally recognized standing (without a “going concern” or like qualification, exception or explanation and without any qualification or exception as to scope of such audit) to the effect that such financial statements present fairly in all material respects the financial condition and the results of operations of the Borrower and its Subsidiaries for such Fiscal Year on a consolidated basis in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

(e)           concurrently with the delivery of the financial statements referred to in clause (d) above, a Compliance Certificate signed by the principal executive officer and the principal financial officer of the Borrower, with respect to the period covered by such financial statements; and

(f)            not later than September 30, 2013, a revised consolidated budget and projection of the Borrower and its Subsidiaries for the Fiscal Year that commenced on May 1, 2013, on a monthly basis.

For the avoidance of doubt, the Lenders and the Administrative Agent acknowledge and agree that the delivery deadlines and reporting requirements set forth herein are in lieu of the delivery deadlines set forth in Sections 5.1(a), (b) and (c) of the Credit Agreement with respect to the Borrower’s annual financial statements for Fiscal Year 2013 and its quarterly financial statements for the Fiscal Quarter ended July 31, 2013.

4.             Applicable Margin and Applicable Percentage Payments.

(a)           If, based upon the Financial Noncompliance Matters, any financial statement previously delivered by the Borrower pursuant to Section 5.1(a) or (b) of the Credit Agreement or any Compliance Certificate previously delivered by the Borrower pursuant to Section 5.1(c) of the Credit Agreement is shown to be inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any Applicable Margin Period than the

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Applicable Margin applied for such Applicable Margin Period, and only in such case, then the Borrower shall (i) deliver to the Administrative Agent a corrected Compliance Certificate for such Applicable Margin Period not later than September 30, 2013, (ii) determine the Applicable Margin for such Applicable Margin Period based upon the corrected Compliance Certificate, and (iii) pay to the Administrative Agent the accrued additional interest owing as a result of such increased Applicable Margin for such Applicable Margin Period not later than September 30, 2013, which payment shall be promptly applied by the Administrative Agent in accordance with Section 2.22 of the Credit Agreement.

(b)           If, based upon the Financial Noncompliance Matters, any financial statement previously delivered by the Borrower pursuant to Section 5.1(a) or (b) of the Credit Agreement or any Compliance Certificate previously delivered by the Borrower pursuant to Section 5.1(c) of the Credit Agreement is shown to be inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher Applicable Percentage for any Applicable Percentage Period than the Applicable Percentage applied for such Applicable Percentage Period, and only in such case, then the Borrower shall (i) deliver to the Administrative Agent a corrected Compliance Certificate for such Applicable Percentage Period not later than September 30, 2013, (ii) determine the Applicable Percentage for such Applicable Percentage Period based upon the corrected Compliance Certificate, and (iii) pay to the Administrative Agent the accrued additional commitment fees owing as a result of such increased Applicable Percentage for such Applicable Percentage Period not later than September 30, 2013, which payment shall be promptly applied by the Administrative Agent in accordance with Section 2.22 of the Credit Agreement.

(c)           The Lenders and the Administrative Agent acknowledge and agree that in any corrected Compliance Certificate delivered by the Borrower pursuant to Section 4(a) or 4(b) above, (i) the Borrower may note that a Default or Event of Default has occurred with respect to the Financial Noncompliance Matters, and that any such Default or Event of Default has been waived subject to and in accordance with the terms and conditions of this Waiver, and (ii) the Borrower shall not be required to certify that it is in compliance with the financial covenants set for in Section 6.1, 6.2 or 6.3 of the Credit Agreement if the Borrower is unable to do so as a result of the Financial Noncompliance Matters.  For the avoidance of doubt, and subject to the terms and conditions of this Waiver (including, without limitation, payment of any amounts owed by the Borrower under Section 4(a) or Section 4(b)), each of the Lenders and the Administrative Agent waives its right to declare a Default or an Event of Default under the Credit Agreement based upon the delivery of any corrected Compliance Certificates pursuant to Section 4(a) or 4(b) of this Waiver, or any breach of the Borrower’s financial covenants in the Credit Agreement arising out of the Financial Noncompliance Matters and evidenced by such corrected Compliance Certificates.

5.             No Implied Waivers.  Each of the Borrower and each other Loan Party acknowledges and agrees that the limited, express waiver contained herein shall not constitute a waiver, express or implied, of any other Default, Event of Default, covenant, term or provision of the Credit Agreement or any of the other Loan Documents, nor shall it create any obligation, express or implied, on the part of the Administrative Agent or any Lender to waive, or to consent to any amendment of, any existing or future Default, Event of Default or violation of any covenant,

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term or provision of the Credit Agreement or any of the other Loan Documents.  Other than as provided in Sections 2, 3 and 4, the Administrative Agent and the Lenders shall be entitled to require strict compliance by the Borrower and the other Loan Parties with the Credit Agreement and each of the other Loan Documents, notwithstanding the Administrative Agent’s and Lenders’ agreements set forth in Sections 2, 3 and 4 above, and nothing herein shall be deemed to establish a course of action or a course of dealing with respect to requests by the Borrower or any other Loan Party for waivers or amendments of any Default, Event of Default, covenant, term or provision of the Credit Agreement or any of the other Loan Documents.

6.             Conditions to Effectiveness of this Waiver.  This Waiver and the limited waiver contained herein shall become effective on the date (the “Waiver Effective Date”) when each of the conditions set forth below shall have been fulfilled to the satisfaction of the Administrative Agent:

(a)           The Administrative Agent shall have received counterparts of this Waiver, duly executed and delivered on behalf of the Borrower and the other Loan Parties.

(b)           Other than the Financial Noncompliance Matters, no event shall have occurred and be continuing that constitutes an Event of Default, or that would constitute an Event of Default but for the requirement that notice be given or that a period of time elapse, or both.

(c)           All representations and warranties of the Borrower contained in the Credit Agreement, and all representations and warranties of each other Loan Party in each Loan Document to which it is a party, shall be true and correct in all material respects at the Waiver Effective Date as if made on and as of such Waiver Effective Date, except that (a) any representation or warranty relating to any financial statements shall be deemed to be applicable to the financial statements most recently delivered to the Administrative Agent in accordance with the provisions of the Loan Documents, (b) each other representation or warranty expressly stated to be made as of the Closing Date shall not be deemed to have been repeated as of any date other than the Closing Date, and (c) any representation or warranty relating to any financial statements shall be deemed to be qualified by the existence of the Financial Noncompliance Matters.

(d)           The Borrower shall have delivered to the Administrative Agent (1) certified copies of evidence of all corporate and company actions taken by the Borrower and the other Loan Parties to authorize the execution and delivery of this Waiver, (2) certified copies of any amendments to the articles or certificate of incorporation, bylaws, partnership certificate or operating agreement of the Borrower and each other Loan Party since the date of the Credit Agreement, (3) a certificate of incumbency for the officers or other authorized agents or partners of the Borrower and each other Loan Party executing this Waiver and (4) such additional supporting documents as the Administrative Agent or counsel for the Administrative Agent reasonably may request.

(e)           All documents delivered pursuant to this Waiver must be of form and substance satisfactory to the Administrative Agent and its counsel, and all legal matters incident to this Waiver must be satisfactory to the Administrative Agent’s counsel.

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7.             Amendment Only; No Novation; Modification of Loan Documents.  Each of the Borrower and each other Loan Party acknowledges and agrees that this Waiver only amends the terms of the Credit Agreement and the other Loan Documents and does not constitute a novation, and each of the Borrower and each other Loan Party ratifies and confirms the terms and provisions of, and its obligations under, the Credit Agreement and the other Loan Documents in all respects.  Each of the Borrower and each other Loan Party acknowledges and agrees that each reference in the Loan Documents to any particular Loan Document shall be deemed to be a reference to such Loan Document as amended by this Waiver.  To the extent of a conflict between the terms of any Loan Document and the terms of this Waiver, the terms of this Waiver shall control.

8.             Successors and Assigns.  This Waiver shall be binding upon and inure to the benefit of the Borrower, the other Loan Parties, the Lenders and the Administrative Agent and their respective successors and assigns.

9.             No Further Amendments.  Nothing in this Waiver or any prior amendment to the Loan Documents shall require the Administrative Agent or any Lender to grant any further amendments to the terms of the Loan Documents.  Each of the Borrower and each other Loan Party acknowledges and agrees that there are no defenses, counterclaims or setoffs against any of their respective obligations under the Loan Documents.

10.          Representations and Warranties.  Each of the Borrower and each other Loan Party represents and warrants that this Waiver has been duly authorized, executed and delivered by it in accordance with resolutions adopted by its board of directors or comparable managing body.  All other representations and warranties made by the Borrower and each other Loan Party in the Loan Documents are incorporated by reference in this Waiver and are deemed to have been repeated as of the date of this Waiver with the same force and effect as if set forth in this Waiver, except that (a) any representation or warranty relating to any financial statements shall be deemed to be applicable to the financial statements most recently delivered to the Administrative Agent in accordance with the provisions of the Loan Documents, (b) each other representation or warranty expressly stated to be made as of the Closing Date shall not be deemed to have been repeated as of any date other than the Closing Date, and (c) any representation or warranty relating to any financial statements shall be deemed to be qualified by the existence of the Financial Noncompliance Matters.

11.          Confirmation of Lien.  Each of the Borrower and each other Loan Party hereby acknowledges and agrees that the Collateral is and shall remain in all respects subject to the lien, charge and encumbrance of the Credit Agreement and the other Loan Documents and nothing herein contained, and nothing done pursuant hereto, shall adversely affect or be construed to adversely affect the lien, charge or encumbrance of, or conveyance effected by the Loans or the priority thereof over other liens, charges, encumbrances or conveyances.

12.          Ratification.  The terms of the Credit Agreement and the other Loan Documents shall remain in full force and effect and are ratified and affirmed by the Borrower and each other Loan Party.

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13.          Fees and Expenses.  The Borrower agrees to pay all out-of-pocket costs and expenses of the Administrative Agent and its Affiliates, including the fees, charges and disbursements of counsel for the Administrative Agent and its Affiliates, in connection with the preparation and administration of this Waiver.

14.          Severability.  Any provision of this Waiver held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

15.          Governing Law.  This Waiver shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the Commonwealth of Virginia.  THIS WAIVER WILL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF VIRGINIA.

16.          Counterparts.  This Waiver may be executed by one or more of the parties to this Waiver on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  It shall not be necessary that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on more than one counterpart.

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IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed by their respective duly authorized representatives all as of the day and year first above written.

BORROWER:

JTH HOLDING, INC., a Delaware corporation

By:		/s/Mark F. Baumgartner
Name:		Mark F. Baumgartner
Title:		Vice President and Chief Financial Officer

SUBSIDIARY LOAN PARTIES:

JTH TAX, INC., a Delaware corporation

By:		/s/Mark F. Baumgartner
Name:		Mark F. Baumgartner
Title:		Vice President and Chief Financial Officer

LTS PROPERTIES, LLC, a Virginia limited liability company

By:		JTH TAX, INC., a Delaware corporation

	By:	/s/Mark F. Baumgartner
Mark F. Baumgartner
Vice President and Chief Financial Officer

LTS SOFTWARE INC., a Virginia corporation

By:		/s/Mark F. Baumgartner
Name:		Mark F. Baumgartner
Title:		Chief Financial Officer

WEFILE INC., a Virginia corporation

By:		/s/Kathleen Curry
Name:		Kathleen Curry
Title:		President

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JTH FINANCIAL, LLC, a Virginia limited liability company

By:	JTH HOLDING, INC., a Delaware corporation

	By:	/s/Mark F. Baumgartner
Mark F. Baumgartner
Vice President and Chief Financial Officer

JTH PROPERTIES 1632, LLC, a Virginia limited liability company

By:	JTH FINANCIAL, LLC, a Virginia limited liability company, Manager

By:	JTH HOLDING, INC., a Delaware corporation

	By:	/s/Mark F. Baumgartner
Mark F. Baumgartner
Vice President and Chief Financial Officer

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ADMINISTRATIVE AGENT:

SUNTRUST BANK
as Administrative Agent, as Issuing Bank and as Swingline Lender

By:	/s/David Bennett
Name:	David Bennett
Title:	Director

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LENDERS:

SUNTRUST BANK, as Lender

By:	/s/David Bennett
Name:	David Bennett
Title:	Director

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CITIZENS BANK OF PENNSYLVANIA, as Lender

By:	/s/Tracy Van Riper
Name:	Tracy Van Riper
Title:	Senior Vice President

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BANK OF AMERICA, N.A., as Lender

By:	/s/Jundie Cadiena
Name:	Jundie Cadiena
Title:	Senior Vice President

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BRANCH BANKING AND TRUST COMPANY, as Lender

By:	/s/S. Hearst Vann
Name:	S. Hearst Vann
Title:	Senior Vice President

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FIRST TENNESSEE BANK NATIONAL ASSOCIATION, as Lender

By:	/s/Duncan S. Owen III
Name:	Duncan S. Owen III
Title:	Senior Vice President

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WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/Paula Smith
Name:	Paula Smith
Title:	Senior Vice President

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CAPITAL ONE, NATIONAL ASSOCIATION, as Lender

By:	/s/Tavis B. Maxwell
Name:	Tavis B. Maxwell
Title:	Vice President

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BMO HARRIS FINANCING, INC., as a Lender

By:	/s/Elizabeth Armstrong
Name:	Elizabeth Armstrong
Title:	Director